                                                             Exhibit 99.3


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 1999

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


        ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
       (For Certain Hourly Employees of Anheuser-Busch Companies, Inc.
                           and its Subsidiaries)


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1. Plan is subject to ERISA, see Item 4 for required information.

Item 2. Plan is subject to ERISA, see Item 4 for required information.

Item 3. Plan is subject to ERISA, see Item 4 for required information.

Item 4. Financial Statements and Exhibits
        ---------------------------------

    (a) Financial Statements<F*>:

        Report of independent accountants

        Statement of Net Assets Available for Benefits with Fund
        Information at March 31, 1999 and March 31, 1998.

        Statement of Changes in Net Assets Available for Benefits with Fund Information for the years ended March 31, 1999 and March 31, 1998.

        Notes to financial statements

        Anheuser-Busch Defined Contribution Master Trust - Statement of Net Assets Available for Benefits with Fund Information at March 31, 1999 and March 31, 1998 (Appendix A)

        Anheuser-Busch Defined Contribution Master Trust - Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended March 31, 1999 and March 31, 1998 (Appendix A)



    (b) Exhibits:

        None




[FN]
        <F*>Other schedules required by Section 2520.103-10 of Department of
        Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                             ANHEUSER-BUSCH DEFERRED INCOME STOCK
                             PURCHASE AND SAVINGS PLAN (FOR CERTAIN
                             HOURLY EMPLOYEES OF ANHEUSER-BUSCH
                             COMPANIES, INC. AND ITS SUBSIDIARIES)





                             By:         JOBETH G. BROWN
                                 ---------------------------------------
                                         JoBeth G. Brown
                                         Committee Member


Dated: September 24, 1999

[LOGO]

                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis MO  63101
                                                 Telephone (314) 206 8500


                       REPORT OF INDEPENDENT ACCOUNTANTS


July 30, 1999

To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For Certain Hourly
Employees of Anheuser-Busch Companies, Inc. and its
Subsidiaries)


In our opinion, the accompanying statements of net assets available for benefits with fund information and the related statements of changes in net assets available for benefits with fund information present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries), at March 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1999
PAGE 2
---------------------------------------------------------------------------------------------------------------------------
                                        ANHEUSER-BUSCH         SHORT-TERM      MEDIUM-TERM         EQUITY          MANAGED
                                        COMPANIES, INC.       FIXED INCOME     FIXED INCOME        INDEX           BALANCED
                                          STOCK FUND              FUND             FUND             FUND             FUND
ASSETS
Contributions receivable:
  Participants                            $        --          $     --         $     --        $       --        $     --
  Employer                                    209,120                --               --                --              --
                                          -----------          --------         --------        ----------        --------
                                              209,120                --               --                --              --
                                          -----------          --------         --------        ----------        --------

Investments, at fair value:
  Anheuser-Busch Companies, Inc.
   Common Stock<F*>                        39,445,810
  Anheuser-Busch Companies, Inc.
   Short-Term Fixed Income Fund                                 559,149
  Anheuser-Busch Companies, Inc.
   Medium-Term Fixed Income Fund                                                 649,911
  Anheuser-Busch Companies, Inc.
   Equity Index Fund                                                                             2,324,356
  Anheuser-Busch Companies, Inc.
   Managed Balanced Fund                                                                                           268,377
  Anheuser-Busch Companies, Inc. Index
   Balanced Fund
  Participant loans<F*>
  Earthgrains Company, Inc.
   Stock Fund                                      --                --               --                --              --
                                          -----------          --------         --------        ----------        --------
      Total investments                    39,445,810           559,149          649,911         2,324,356         268,377
                                          -----------          --------         --------        ----------        --------
      Total assets                         39,654,930           559,149          649,911         2,324,356         268,377
                                          -----------          --------         --------        ----------        --------
LIABILITIES

      Total liabilities                            --                --               --                --              --
                                          -----------          --------         --------        ----------        --------
  Net assets available for benefits       $39,654,930          $559,149         $649,911        $2,324,356        $268,377
                                          ===========          ========         ========        ==========        ========

                                                 INDEX                            EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND              LOANS          STOCK FUND            TOTAL
ASSETS
Contributions receivable:
   Participants                               $     --           $       --        $     --          $        --
   Employer                                         --                   --              --              209,120
                                              --------           ----------        --------          -----------
                                                    --                   --              --              209,120
                                              --------           ----------        --------          -----------
Investments, at fair value:
   Anheuser-Busch Companies, Inc.
    Common Stock<F*>                                                                                  39,445,810
   Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund                                                                         559,149
   Anheuser-Busch Companies, Inc.
    Medium-Term Fixed Income Fund                                                                        649,911
   Anheuser-Busch Companies, Inc.
    Equity Index Fund                                                                                  2,324,356
   Anheuser-Busch Companies, Inc.
    Managed Balanced Fund                                                                                268,377
   Anheuser-Busch Companies, Inc.
    Index Balanced Fund                        197,907                                                   197,907
   Participant loans<F*>                                          3,203,914                            3,203,914
   Earthgrains Company, Inc.
    Stock Fund                                      --                   --         325,050              325,050
                                              --------           ----------        --------          -----------
      Total investments                        197,907            3,203,914         325,050           46,974,474
                                              --------           ----------        --------          -----------
      Total assets                             197,907            3,203,914         325,050           47,183,594
                                              --------           ----------        --------          -----------

LIABILITIES

      Total liabilities                             --                   --              --                   --
                                              --------           ----------        --------          -----------
   Net assets available for benefits          $197,907           $3,203,914        $325,050          $47,183,594
                                              ========           ==========        ========          ===========


<F*>Represents more than 5% of net assets available for benefits.


  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1999
PAGE 3
---------------------------------------------------------------------------------------------------------------------------
                                        ANHEUSER-BUSCH         SHORT-TERM      MEDIUM-TERM         EQUITY          MANAGED
                                        COMPANIES, INC.       FIXED INCOME     FIXED INCOME        INDEX           BALANCED
                                          STOCK FUND              FUND             FUND             FUND             FUND
ASSETS
Contributions receivable:
  Participants                            $    12,658          $    389         $    528        $    1,993        $    369
  Employer                                      8,680                --               --                --              --
                                          -----------          --------         --------        ----------        --------
                                               21,338               389              528             1,993             369
                                          -----------          --------         --------        ----------        --------
Investments, at fair value:
  Anheuser-Busch Companies, Inc.
   Common Stock<F*>                        25,022,961
  Anheuser-Busch Companies, Inc.
   Short-Term Fixed Income Fund                                 515,131
  Anheuser-Busch Companies, Inc.
   Medium-Term Fixed Income Fund                                                 666,969
  Anheuser-Busch Companies, Inc.
   Equity Index Fund<F*>                                                                         1,907,206
  Anheuser-Busch Companies, Inc.
   Managed Balanced Fund                                                                                           239,017
  Anheuser-Busch Companies, Inc. Index
   Balanced Fund
  Participant loans<F*>
  Earthgrains Company, Inc.
   Stock Fund                                      --                --               --                --              --
                                          -----------          --------         --------        ----------        --------
      Total investments                    25,022,961           515,131          666,969         1,907,206         239,017
                                          -----------          --------         --------        ----------        --------
      Total assets                         25,044,299           515,520          667,497         1,909,199         239,386
                                          -----------          --------         --------        ----------        --------

LIABILITIES

      Total liabilities                            --                --               --                --              --
                                          -----------          --------         --------        ----------        --------
  Net assets available for benefits       $25,044,299          $515,520         $667,497        $1,909,199        $239,386
                                          ===========          ========         ========        ==========        ========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND              LOANS           STOCK FUND            TOTAL
ASSETS
Contributions receivable:
   Participants                               $    302           $       --        $     --          $    16,239
   Employer                                         --                   --              --                8,680
                                              --------           ----------        --------          -----------
                                                   302                   --              --               24,919
                                              --------           ----------        --------          -----------
Investments, at fair value:
   Anheuser-Busch Companies, Inc.
    Common Stock<F*>                                                                                  25,022,961
   Anheuser-Busch Companies, Inc.
    Short-Term Fixed Income Fund                                                                         515,131
   Anheuser-Busch Companies, Inc.
    Medium-Term Fixed Income Fund                                                                        666,969
   Anheuser-Busch Companies, Inc.
    Equity Index Fund<F*>                                                                              1,907,206
   Anheuser-Busch Companies, Inc.
    Managed Balanced Fund                                                                                239,017
   Anheuser-Busch Companies, Inc.
    Index Balanced Fund                        157,363                                                   157,363
   Participant loans<F*>                                          2,714,867                            2,714,867
   Earthgrains Company, Inc.
    Stock Fund                                      --                   --         427,552              427,552
                                              --------           ----------        --------          -----------
      Total investments                        157,363            2,714,867         427,552           31,651,066
                                              --------           ----------        --------          -----------
      Total assets                             157,665            2,714,867         427,552           31,675,985
                                              --------           ----------        --------          -----------

LIABILITIES

      Total liabilities                             --                   --              --                   --
                                              --------           ----------        --------          -----------
   Net assets available for benefits          $157,665           $2,714,867        $427,552          $31,675,985
                                              ========           ==========        ========          ===========

<F*>Represents more than 5% of net assets available for benefits.


  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1999
PAGE 4
---------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH       SHORT-TERM      MEDIUM-TERM        EQUITY          MANAGED
                                          COMPANIES, INC.     FIXED INCOME     FIXED INCOME        INDEX          BALANCED
                                            STOCK FUND            FUND             FUND             FUND            FUND
Additions to net assets
  attributed to:
   Contributions:
      Participants                        $ 2,020,919          $ 77,254         $ 100,402       $  429,010        $ 69,877
      Employer                              1,774,723                --                --               --              --
                                          -----------          --------         ---------       ----------        --------
         Total contributions                3,795,642            77,254           100,402          429,010          69,877

   Investment income:
      Interest
      Net realized and unrealized
         appreciation in fair value
         of investments                    16,088,963            30,135            41,649          384,435          21,751
                                          -----------          --------         ---------       ----------        --------
            Total additions                19,884,605           107,389           142,051          813,445          91,628
                                          -----------          --------         ---------       ----------        --------
Deductions from net assets
  attributed to:
   Distributions to participants            2,842,383            16,896            37,326          159,176          57,800
                                          -----------          --------         ---------       ----------        --------
Net transfers in (out)                     (2,431,591)          (46,864)         (122,311)        (239,112)         (4,837)
                                          -----------          --------         ---------       ----------        --------
Net increase (decrease)                    14,610,631            43,629           (17,586)         415,157          28,991

Net assets available for benefits:
   Beginning of year                       25,044,299           515,520           667,497        1,909,199         239,386
                                          -----------          --------         ---------       ----------        --------
   End of year                            $39,654,930          $559,149         $ 649,911       $2,324,356        $268,377
                                          ===========          ========         =========       ==========        ========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED           PARTICIPANT        COMPANY
                                                 FUND              LOAN FUND       STOCK FUND             TOTAL
Additions to net assets
  attributed to:
   Contributions:
      Participants                            $ 56,295           $       --        $      --         $ 2,753,757
      Employer                                      --                   --               --           1,774,723
                                              --------           ----------        ---------         -----------
         Total contributions                    56,295                   --               --           4,528,480

   Investment income:
      Interest                                                      241,023                              241,023
      Net realized and unrealized
        appreciation in fair value
        of investments                          23,627                   --           31,139          16,621,699
                                              --------           ----------        ---------         -----------
         Total additions                        79,922              241,023           31,139          21,391,202
                                              --------           ----------        ---------         -----------

Deductions from net assets
  attributed to:
   Distributions to participants                 8,580              215,772           41,234           3,379,167
                                              --------           ----------        ---------         -----------
Net transfers in (out)                         (31,100)             463,796          (92,407)         (2,504,426)
                                              --------           ----------        ---------         -----------
Net increase (decrease)                         40,242              489,047         (102,502)         15,507,609

Net assets available for benefits:
   Beginning of year                           157,665            2,714,867          427,552          31,675,985
                                              --------           ----------        ---------         -----------
   End of year                                $197,907           $3,203,914        $ 325,050         $47,183,594
                                              ========           ==========        =========         ===========


  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1999
PAGE 5
---------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH       SHORT-TERM       MEDIUM-TERM        EQUITY          MANAGED
                                          COMPANIES, INC.     FIXED INCOME     FIXED INCOME        INDEX          BALANCED
                                            STOCK FUND            FUND             FUND             FUND             FUND
Additions to net assets attributed to:
   Contributions:
      Participants                        $ 2,073,605          $105,930         $109,207        $  322,904        $ 62,758
      Employer                              1,559,192                --               --                --              --
                                          -----------          --------         --------        ----------        --------
         Total contributions                3,632,797           105,930          109,207           322,904          62,758

   Investment income:
      Interest
      Dividends
      Net realized and unrealized
       appreciation in fair
       value of investments                 2,687,802            29,201           58,465           543,603          52,096
                                          -----------          --------         --------        ----------        --------
         Total additions                    6,320,599           135,131          167,672           866,507         114,854
                                          -----------          --------         --------        ----------        --------
Deductions from net assets attributed to:
   Distributions to participants            1,449,827            21,547           18,217            97,459          14,419
                                          -----------          --------         --------        ----------        --------
Net transfers in (out)                       (568,508)          (41,859)         (52,666)          138,473         (11,204)
                                          -----------          --------         --------        ----------        --------
Net increase                                4,302,264            71,725           96,789           907,521          89,231

Net assets available for benefits:
   Beginning of year                       20,742,035           443,795          570,708         1,001,678         150,155
                                          -----------          --------         --------        ----------        --------
   End of year                            $25,044,299          $515,520         $667,497        $1,909,199        $239,386
                                          ===========          ========         ========        ==========        ========

                                                INDEXED                            EARTHGRAINS
                                               BALANCED           PARTICIPANT        COMPANY
                                                 FUND              LOAN FUND       STOCK FUND            TOTAL
Additions to net assets attributed to:
   Contributions:
      Participants                            $ 50,881           $       --        $     --          $ 2,725,285
      Employer                                      --                   --              --            1,559,192
                                              --------           ----------        --------          -----------
         Total contributions                    50,881                   --              --            4,284,477

   Investment income:
      Interest                                                      194,687                              194,687
      Dividends
      Net realized and unrealized
       appreciation in fair value
       of investments                           28,639                   --         215,907            3,615,713
                                              --------           ----------        --------          -----------
         Total additions                        79,520              194,687         215,907            8,094,877
                                              --------           ----------        --------          -----------
Deductions from net assets attributed to:
   Distributions to participants                 5,448              110,658          24,188            1,741,763
                                              --------           ----------        --------          -----------
Net transfers in (out)                           2,215              403,599         (67,890)            (197,840)
                                              --------           ----------        --------          -----------
Net increase                                    76,287              487,628         123,829            6,155,274

Net assets available for benefits:
   Beginning of year                            81,378            2,227,239         303,723           25,520,711
                                              --------           ----------        --------          -----------
   End of year                                $157,665           $2,714,867        $427,552          $31,675,985
                                              ========           ==========        ========          ===========


  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 6
------------------------------------------------------------------------------

1.  DESCRIPTION OF THE PLAN

    GENERAL
    The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) (the Plan) was established as a result of an amendment to the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan for salaried employees which was effective April 1, 1992. This summary is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

    PLAN ADMINISTRATION
    The Plan's named fiduciaries are Anheuser-Busch Companies, Inc. (the Company), as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

    Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in Company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options and the decrease in the vesting period from three years to two years.

    PLAN PARTICIPATION
    The Plan covers eligible hourly employees of certain subsidiaries of the Company which include: Boardwalk and Baseball, Inc.; Busch Entertainment Corporation; Busch Properties of Florida, Inc.; Sea World, Inc.; Sea World of Florida, Inc.; and Sea World of Texas, Inc. Each hourly employee (other than employees covered by a collective bargaining agreement) of the above subsidiaries is eligible to participate in the Plan after completing one year of service, in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

    CONTRIBUTIONS
    A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax or after-tax.
    A participant may contribute from 1% to 6% of their base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 2% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of their base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 7
------------------------------------------------------------------------------

    subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed
    16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount determined annually based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 75% of the aggregate participant contributions. Effective April 1, 1998, the participating employer's matching contribution may not be less than 33-1/3% nor more than 100% of the aggregate participant contributions.

    The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are payable within 180 days of the Plan's year end and are allocated to participants who have account balances as of the end of the Plan year. For the year ended March 31, 1999 a Supplemental Contribution of $209,120 was required, no Supplemental Contribution was required for 1998.

    Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1989 vest immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after three years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change in control" of the Company as defined by the Plan. Forfeitures of nonvested balances reduce future employer contributions. There were $3,349 and $1,484 in forfeitures during the years ended March 31, 1999 and 1998, respectively.

    INVESTMENTS
    The Trustee maintains an Anheuser-Busch Companies, Inc. Stock Fund, an Earthgrains Company, Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Index Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contribution and all of the unmatched contributions in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

    The Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund, into a single Master Trust.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 8
------------------------------------------------------------------------------

    DISTRIBUTIONS
    The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of their account and the part of the Company contribution portion of their account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares, while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

    PARTICIPANT LOANS
    A participant may borrow from Before-Tax and/or After-Tax vested account balances subject to certain conditions. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate is set quarterly at prime plus one percentage point at the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

    PLAN EXPENSES
    Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are paid by the participating employers.

    AMENDMENT OR TERMINATION OF THE PLAN
    The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of ERISA. Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING
    The Plan's financial statements are prepared on the accrual basis of accounting.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 9
------------------------------------------------------------------------------

    the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

    INVESTMENT VALUATION
    Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31 each year. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the trustee. Participant loans are valued at cost which approximates fair value.

    Investment securities are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term could materially affect the amounts reported in the Statement of Net Assets Available for Benefits with Fund Information.

    SECURITY TRANSACTIONS AND INVESTMENT INCOME
    Investment purchases and sales, and related realized gains or losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation in fair value of investments is comprised of the change in market value from the beginning to the end of the Plan year for investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

    ALLOCATION OF ASSETS
    The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

3.  INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION
    MASTER TRUST

    Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan transferred it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 10
------------------------------------------------------------------------------

    Effective March 26, 1996 the Earthgrains Company, Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A. (Trustee).

    At March 31, 1999 and 1998, the Plan's interest in the net assets of the Master Trust was approximately 2%.

    The following table presents the fair value of investments for the Master Trust:

                                                                         MARCH 31,
                                                               1999                    1998
    Investments at fair value:
       Anheuser-Busch common stock                        $2,690,248,415          $1,768,443,386
       Short-term fixed income                                22,336,551              23,983,370
       Medium-term fixed income                               45,376,432              48,360,569
       Equity index                                          302,006,045             244,609,595
       Managed balanced                                       23,560,824              21,318,878
       Index balanced                                         26,361,477              21,599,221
       Participant loans                                      87,168,848              83,211,937
       Earthgrains Company common stock                       29,552,524              35,570,828
                                                          --------------          --------------
                                                          $3,226,611,116          $2,247,097,784
                                                          ==============          ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 11
------------------------------------------------------------------------------

    Investment income for the Master Trust is as follows:

                                                                     YEAR ENDED MARCH 31,
                                                               1999                     1998
    Net appreciation in fair value of investments:
       Anheuser-Busch common stock                        $1,048,963,294            $178,962,138
       Short-term fixed income                                 1,148,887                  29,847
       Medium-term fixed income                                  114,341               1,391,974
       Equity index                                           45,686,098              50,332,246
       Managed balanced                                        2,004,553               3,829,723
       Index balanced                                          3,289,062               2,946,651
       Earthgrains Company common stock                        1,575,592              17,367,264
                                                          --------------            ------------
                                                           1,102,781,827             254,859,843
                                                          --------------            ------------
    Interest                                                  18,649,560              14,661,835
    Dividends                                                 39,115,247              41,880,450
                                                          --------------            ------------
                                                          $1,160,546,634            $311,402,128
                                                          ==============            ============

    Further financial information for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 1999 and 1998 are included as Appendix A.

4.  FEDERAL INCOME TAX STATUS

    The Internal Revenue Service has determined and informed the Company by a letter dated January 30, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Internal Revenue Code. The Plan Administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 12
------------------------------------------------------------------------------

5.  BENEFIT OBLIGATIONS

    Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:

                                                                            MARCH 31,
                                                                   1999                   1998
    Anheuser-Busch Companies common stock fund                   $44,985                $126,318
    Short-term fixed income fund                                   1,008                  24,628
    Medium-term fixed income fund                                    417                   2,244
    Equity index fund                                              1,372                   1,713
    Managed balanced fund                                             46
    Index balanced fund                                               46                   3,138
    Earthgrains Company common stock fund                            412                   2,722
                                                                 -------                --------
                                                                 $48,286                $160,763
                                                                 =======                ========

    In accordance with generally accepted accounting principles, these amounts are not reported as distributions payable in the accompanying financial statements. However, Department of Labor regulations require that these amounts be reported as liabilities on Form 5500.
    Accordingly, net assets available for benefits reported on Form 5500 are lower than that reflected in the financial statements by the above amounts.

6.  TRANSACTIONS WITH PARTIES-IN-INTEREST

    During the years ended March 31, 1999 and 1998, transactions with the Company included aggregate common stock purchases totaling $2,178,598 and $304,859, respectively and aggregate common stock sales totaling $451,914 and $667,652, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

    During the years ended March 31, 1999 and 1998, the Plan purchased and sold investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. Transactions with the Fund included aggregate investment purchases totaling $2,086,523 and $649,360, respectively and aggregate investment sales totaling $1,961,043 and $663,642, respectively. These transactions are allowable party-in-interest transactions under Sections 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 13
------------------------------------------------------------------------------

7.  UNIT ACCOUNTING

    As of October 17, 1995, the Company began allocating units to participant accounts. On March 31, 1999, the total number of units allocated to each of the funds in the Plan and the applicable net asset value (NAV) of each unit was as follows:

                                                               UNITS HELD               NAV PER UNIT
    Anheuser-Busch Companies, Inc. Stock Fund                  1,507,657                   26.17
    Short-Term Fixed income Fund                                  30,364                   18.42
    Medium-Term Fixed income Fund                                 25,954                   25.04
    Equity Index Fund                                              7,991                  290.88
    Managed Balanced Fund                                         12,974                   20.69
    Index Balanced Fund                                            3,761                   52.62
    Participant Loans                                          3,203,914                    1.00
    Earthgrains Company Stock Fund                                22,017                   14.76

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                                  PAGE 1 OF 4
MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH         SHORT-TERM      MEDIUM-TERM         EQUITY          MANAGED
                                          COMPANIES, INC.       FIXED INCOME     FIXED INCOME        INDEX          BALANCED
                                            STOCK FUND             FUND             FUND             FUND             FUND
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
    Inc. Common Stock                     $2,673,153,056       $        --      $        --     $         --      $        --
   Interest bearing cash                      17,095,359
   U.S. government securities                                    8,687,849       19,234,879
   Corporate debt instruments                                   13,415,531       25,908,975
   Insurance contracts                                                                                             23,560,824
   Interest in common/
    collective trusts
   Loans to participants
   Earthgrains Company, Inc.
    common stock
   Other investments<F*>                              --           233,171          232,578      302,006,045               --
                                          --------------       -----------      -----------     ------------      -----------
      Total investments                    2,690,248,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------
        Total assets                       2,690,248,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------
LIABILITIES
Notes payable                               (210,500,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
        Total liabilities                   (210,500,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
Net assets available
 for benefits                             $2,479,748,415       $22,336,551      $45,376,432     $302,006,045      $23,560,824
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED           PARTICIPANT        COMPANY
                                                 FUND                LOANS         STOCK FUND             TOTAL
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
    Inc. Common Stock<F*>                     $        --        $        --       $        --       $2,673,153,056
   Interest bearing cash                                                                    41           17,095,400
   U.S. government securities                                                                            27,922,728
   Corporate debt instruments                                                                            39,324,506
   Insurance contracts                                                                                   23,560,824
   Interest in common/
    collective trusts                          26,361,477                                                26,361,477
   Loans to participants                                          87,168,848                             87,168,848
   Earthgrains Company, Inc.
    common stock                                                                    29,477,579           29,477,579
   Other investments<F*>                               --                 --            74,904          302,546,698
                                              -----------        -----------       -----------       --------------
      Total investments                        26,361,477         87,168,848        29,552,524        3,226,611,116
                                              -----------        -----------       -----------       --------------
        Total assets                           26,361,477         87,168,848        29,552,524        3,226,611,116
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (210,500,000)
                                              -----------        -----------       -----------       --------------
        Total liabilities                              --                 --                --         (210,500,000)
                                              -----------        -----------       -----------       --------------
Net assets available for benefits             $26,361,477        $87,168,848       $29,552,524       $3,016,111,116
                                              ===========        ===========       ===========       ==============

<F*>  Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                                  PAGE 2 OF 4
MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH          SHORT-TERM       MEDIUM-TERM        EQUITY          MANAGED
                                          COMPANIES, INC.        FIXED INCOME     FIXED INCOME        INDEX          BALANCED
                                            STOCK FUND              FUND             FUND             FUND             FUND
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
    Inc. Common Stock<F*>                 $1,764,699,829       $        --      $        --     $         --      $        --
   Interest bearing cash                       3,720,727                            129,620
   U.S. government securities                                    9,361,836       19,483,013
   Corporate debt instruments                                   10,442,678       28,354,090
   Insurance contracts
   Interest in common/
    collective trusts                                                                                              21,318,878
   Loans to participants
   Earthgrains Company, Inc.
    common stock
   Other investments<F*>                          22,830         4,178,856          393,846      244,609,595               --
                                          --------------       -----------      -----------     ------------      -----------
      Total investments                    1,768,443,386        23,983,370       48,360,569      244,609,595       21,318,878
                                          --------------       -----------      -----------     ------------      -----------
        Total assets                       1,768,443,386        23,983,370       48,360,569      244,609,595       21,318,878
                                          --------------       -----------      -----------     ------------      -----------
LIABILITIES
Notes payable                               (247,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
        Total liabilities                   (247,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
Net assets available
 for benefits                             $1,521,243,386       $23,983,370      $48,360,569     $244,609,595      $21,318,878
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED           PARTICIPANT        COMPANY
                                                 FUND                LOANS         STOCK FUND             TOTAL
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
    Inc. Common Stock<F*>                     $        --        $        --       $        --       $1,764,699,829
   Interest bearing cash                                                                    15            3,850,362
   U.S. government securities                                                                            28,844,849
   Corporate debt instruments                                                                            38,796,768
   Insurance contracts
   Interest in common/
    collective trusts                          10,798,861                                                32,117,739
   Loans to participants                                          83,211,937                             83,211,937
   Earthgrains Company, Inc.
    common stock                                                                    35,407,087           35,407,087
   Other investments<F*>                       10,800,360                 --           163,726          260,169,213
                                              -----------        -----------       -----------       --------------
      Total investments                        21,599,221         83,211,937        35,570,828        2,247,097,784
                                              -----------        -----------       -----------       --------------
      Total assets                             21,599,221         83,211,937        35,570,828        2,247,097,784
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (247,200,000)
                                              -----------        -----------       -----------       --------------
      Total liabilities                                --                 --                --         (247,200,000)
                                              -----------        -----------       -----------       --------------
Net assets available
 for benefits                                 $21,599,221        $83,211,937       $35,570,828       $1,999,897,784
                                              ===========        ===========       ===========       ==============

<F*>  Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                                  PAGE 3 OF 4
MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH         SHORT-TERM      MEDIUM-TERM        EQUITY          MANAGED
                                          COMPANIES, INC.       FIXED INCOME     FIXED INCOME       INDEX          BALANCED
                                            STOCK FUND             FUND            FUND             FUND             FUND
Additions to net assets
 attributed to:
   Contributions:
   Participants                           $   56,239,131       $   934,830      $ 2,369,554     $ 16,634,437     $ 1,670,801
   Employer                                    4,569,194                --               --               --              --
                                          --------------       -----------      -----------     ------------     -----------
      Total contributions                     60,808,325           934,830        2,369,554       16,634,437       1,670,801

Investment income:
   Interest                                    1,622,339         1,436,593        2,896,665        5,305,433             120
   Dividends                                  38,905,478
   Net realized and unrealized
    appreciation in
    fair value of investments              1,048,963,294         1,148,887          114,341       45,686,098       2,004,553
                                          --------------       -----------      -----------     ------------     -----------
      Total additions                      1,150,299,436         3,520,310        5,380,560       67,625,968       3,675,474
                                          --------------       -----------      -----------     ------------     -----------
Deductions from net assets attributed to:
   Distributions to participants             158,224,057         7,902,458        5,951,000       23,801,297       1,289,091
   Interest expense                           20,292,030
   Administrative expenses                        30,996                --               --               --              --
                                          --------------       -----------      -----------     ------------     -----------
      Total deductions                       178,547,083         7,902,458        5,951,000       23,801,297       1,289,091
                                          --------------       -----------      -----------     ------------     -----------
Net transfers (out) in                       (13,247,324)        2,735,329       (2,413,697)      13,571,779        (144,437)
                                          --------------       -----------      -----------     ------------     -----------
Net increase (decrease)                      958,505,029        (1,646,819)      (2,984,137)      57,396,450       2,241,946

Net assets available for benefits:
   Beginning of year                       1,521,243,386        23,983,370       48,360,569      244,609,595      21,318,878
                                          --------------       -----------      -----------     ------------     -----------
   End of year                            $2,479,748,415       $22,336,551      $45,376,432     $302,006,045     $23,560,824
                                          ==============       ===========      ===========     ============     ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED           PARTICIPANT        COMPANY
                                                 FUND                LOANS         STOCK FUND             TOTAL
Additions to net assets
 attributed to:
   Contributions:
   Participants                               $ 1,453,067        $        --       $        --       $   79,301,820
   Employer                                            --                 --                --            4,569,194
                                              -----------        -----------       -----------       --------------
      Total contributions                       1,453,067                 --                --           83,871,014

Investment income:
   Interest                                                        7,388,292               118           18,649,560
   Dividends                                                                           209,769           39,115,247
   Net realized and unrealized
    appreciation in
    fair value of investments                   3,289,062                            1,575,592        1,102,781,827
                                              -----------        -----------       -----------       --------------
      Total additions                           4,742,129          7,388,292         1,785,479        1,244,417,648
                                              -----------        -----------       -----------       --------------
Deductions from net assets
 attributed to:
   Distributions to participants                2,660,475          3,023,381         4,505,220          207,356,979
   Interest expense                                                                                      20,292,030
   Administrative expenses                             --                 --                --               30,996
                                              -----------        -----------       -----------       --------------
      Total deductions                          2,660,475          3,023,381         4,505,220          227,680,005
                                              -----------        -----------       -----------       --------------
Net transfers (out) in                          2,680,602           (408,000)       (3,298,563)            (524,311)
                                              -----------        -----------       -----------       --------------
Net increase (decrease)                         4,762,256          3,956,911        (6,018,304)       1,016,213,332

Net assets available for benefits:
   Beginning of year                           21,599,221         83,211,937        35,570,828        1,999,897,784
                                              -----------        -----------       -----------       --------------
   End of year                                $26,361,477        $87,168,848       $29,552,524       $3,016,111,116
                                              ===========        ===========       ===========       ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                                  PAGE 4 OF 4
MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH         SHORT-TERM       MEDIUM-TERM        EQUITY          MANAGED
                                          COMPANIES, INC.       FIXED INCOME     FIXED INCOME        INDEX          BALANCED
                                            STOCK FUND             FUND             FUND             FUND             FUND
Additions to net assets
 attributed to:
   Contributions:
   Participants                           $   59,963,043       $ 1,211,998      $ 2,770,456     $ 11,176,034      $ 1,497,754
   Employer                                   15,491,761                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
   Total contributions                        75,454,804         1,211,998        2,770,456       11,176,034        1,497,754

Investment income:
   Interest                                      885,882         1,004,353        2,840,890        2,800,378
   Dividends                                  41,728,864
   Net realized and unrealized
    appreciation in
    fair value of investments                178,962,138            29,847        1,391,974       50,332,246        3,829,723
                                          --------------       -----------      -----------     ------------      -----------
   Total additions                           297,031,688         2,246,198        7,003,320       64,308,658        5,327,477
                                          --------------       -----------      -----------     ------------      -----------
Deductions from net assets
 attributed to:
   Distributions to participants             107,016,259         4,258,766        2,520,682        8,076,962        1,164,839
   Interest expense                           23,273,250
   Administrative expenses                        15,815                --          (11,148)              --               --
                                          --------------       -----------      -----------     ------------      -----------
   Total deductions                          130,305,324         4,258,766        2,509,534        8,076,962        1,164,839
                                          --------------       -----------      -----------     ------------      -----------
Net transfers (out) in                      (127,872,328)       10,427,353         (884,170)     101,497,681        6,349,379
                                          --------------       -----------      -----------     ------------      -----------
Net increase                                  38,854,036         8,414,785        3,609,616      157,729,377       10,512,017

Net assets available for benefits:
   Beginning of year                       1,482,389,350        15,568,585       44,750,953       86,880,218       10,806,861
                                          --------------       -----------      -----------     ------------      -----------
   End of year                            $1,521,243,386       $23,983,370      $48,360,569     $244,609,595      $21,318,878
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED           PARTICIPANT        COMPANY
                                                 FUND                LOANS         STOCK FUND             TOTAL
Additions to net assets
 attributed to:
   Contributions:
   Participants                               $ 1,149,033        $        --       $        --       $   77,768,318
   Employer                                            --                 --                --           15,491,761
                                              -----------        -----------       -----------       --------------
   Total contributions                          1,149,033                 --                --           93,260,079

Investment income:
   Interest                                       125,864          7,003,752               716           14,661,835
   Dividends                                                                           151,586           41,880,450
   Net realized and unrealized
    appreciation in
    fair value of investments                   2,946,651                 --        17,367,264          254,859,843
                                              -----------        -----------       -----------       --------------
   Total additions                              4,221,548          7,003,752        17,519,566          404,662,207
                                              -----------        -----------       -----------       --------------
Deductions from net assets
 attributed to:
   Distributions to participants                  807,207          3,382,436         2,784,896          130,012,047
   Interest expense                                                                                      23,273,250
   Administrative expenses                             --                 --               (15)               4,652
                                              -----------        -----------       -----------       --------------
   Total deductions                               807,207          3,382,436         2,784,881          153,289,949
                                              -----------        -----------       -----------       --------------
Net transfers (out) in                         10,428,344          3,410,799        (3,234,526)             122,532
                                              -----------        -----------       -----------       --------------
Net increase                                   13,842,685          7,032,115        11,500,159          251,494,790

Net assets available for benefits:
   Beginning of year                            7,756,536         76,179,822        24,070,669        1,748,402,994
                                              -----------        -----------       -----------       --------------
   End of year                                $21,599,221        $83,211,937       $35,570,828       $1,999,897,784
                                              ===========        ===========       ===========       ==============